SECURITIES AND EXCHANGE COMMISSION
                     WASHINGTON, D.C.  20549


                            FORM 8-K

                         CURRENT REPORT
               Pursuant to Section 13 or 15(d) of
               the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  April 29, 2002
                         (April 4, 2002)



                     INTERGRAPH CORPORATION
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     (Exact name of registrant as specified in its charter)



       Delaware                    0-9722            63-0573222
------------------------       --------------       ------------
    (State or other             (Commission            (I.R.S.
    jurisdiction of             File Number)          Employer
    incorporation)                                   Identificat
                                                      ion No.)


  Intergraph Corporation
One Madison Industrial Park
          IW2000
    Huntsville, Alabama                              35894-0001
----------------------------                        ------------
   (Address of principal                             (Zip Code)
    executive offices)




        Registrant's telephone number, including area code:
                        (256) 730-2000


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  (Former name or former address, if changed since last report)



Item 5.   Other Events
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          On April 4, 2002, Intergraph Corporation (the
"Company") entered into a Settlement, Sale of Technology, and License Agreement (the "Settlement Agreement") with Intel Corporation ("Intel") which, among other things, settles litigation pending between the two companies in the U.S. District Court in Birmingham, Alabama. Under the terms of the Settlement Agreement, Intel will pay $300 million to the Company. The Settlement Agreement also establishes a range of liquidated damages for litigation pending between the two companies in Texas. Pursuant to the Settlement Agreement, the Company has also transferred certain patents to and entered into a cross license arrangement with Intel.

          The foregoing description of the Settlement Agreement does not purport to be complete and is qualified in its entirety by reference to the Settlement Agreement attached hereto as
Exhibit 10.1 and incorporated herein by reference.


Item 7.   Financial Statements and Exhibits
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(c)  Exhibits


          10.1 (1) Settlement, Sale of Technology, and License
               Agreement between, inter alia, Intergraph
               Corporation and Intel Corporation.




                           SIGNATURES


     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                         INTERGRAPH CORPORATION


Date: April 29, 2002          By: /s/ Larry J. Laster
                                 -------------------------------
                              Name:   Larry J. Laster
                              Title:  Executive Vice President
                                      and Chief Financial Officer






                          EXHIBIT INDEX


Exhibit No.                   Description
-----------    --------------------------------------------

  10.1 (1)     Settlement, Sale of Technology, and License
               Agreement between, inter alia, Intergraph
               Corporation and Intel Corporation.




(1) Certain information has been omitted and filed separately with the Securities Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.